The Board of Directors
Cadence Resources Corporation
Walla Walla, Washington


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated January 4, 2005, on the financial statements of Cadence Resources Corporation as of September 30, 2004, 2003 and 2002 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form S-4 Registration Statement filed with the Securities and Exchange Commission.


s/s Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.
Spokane, Washington

August 22, 2005